                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    Altitude Acquisition Holdco LLC

Address of Joint Filer:                 c/o Altitude Acquisition Corp.
                                        400 Perimeter Center Terrace, Suite 151
                                        Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:  10% Owner, Director (Director by
                                        Deputization). Mr. Teplis serves as
                                        a Director of the Issuer. Altitude
                                        Acquisition Holdco LLC may be
                                        deemed a director by deputization
                                        as a result of such service of Mr.
                                        Teplis.

Issuer Name and Ticker
or Trading Symbol:                      Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                       04/07/2023

Name of Joint Filer:                    Gary Teplis

Address of Joint Filer:                 c/o Altitude Acquisition Corp.
                                        400 Perimeter Center Terrace, Suite 151
                                        Atlanta, Georgia 30346

Relationship of Joint Filer to Issuer:  10% Owner, Officer (Chief Executive
                                        Officer and President) and Director

Issuer Name and Ticker
or Trading Symbol:                      Altitude Acquisition Corp. [ALTU]

Date of Event Requiring Statement:
(Month/Day/Year):                       04/07/2023